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                                                                 Exhibit 3.1.2


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               VIA NET.WORKS, INC.
                       ----------------------------------

                         Pursuant to Section 245 of the
                             General Corporation Law
                            of the State of Delaware


                  VIA NET.WORKS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

                  1. The Corporation was originally incorporated under the name "Centennial International Access Corp." The present name of the Corporation is VIA NET.WORKS, Inc.

                  2. The Certificate of Incorporation (as amended, the "Certificate of Incorporation") of the Corporation was filed in the office of the Secretary of State of the State of Delaware on June 13, 1997.

                  3. The text of the Certificate of Incorporation, as heretofore amended, is hereby amended and restated to read in its entirety as follows:


Article 1.        NAME

                  The name of this Corporation is VIA NET.WORKS, Inc.

Article 2.        REGISTERED OFFICE AND AGENT

                  The registered office of the Corporation shall be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, in the State of Delaware. The registered agent for the Corporation at such address shall be Corporation Services Company.

Article 3.        PURPOSE AND POWERS

                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"). The
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Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

Article 4.        CAPITAL STOCK

                  4.1.     Authorized Shares

                  The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 142,500,000, of which 125,000,000 of such shares shall be common stock having a par value of $.001 per share ("Voting Common Stock"), 7,500,000 of such shares shall be non-voting common stock having a par value of $.001 per share ("Nonvoting Common Stock") and 10,000,000 of such shares shall be preferred stock, having a par value of $.001 per share ("Preferred Stock").

                  4.2.     Voting Common Stock and Nonvoting Common Stock

                  4.2.1.   Relative Rights and Conversion

                  Except as expressly provided by this Article 4, Voting Common Stock and Nonvoting Common Stock (collectively, the "Common Shares") shall be pari passu in all respects. Except as required by law, Nonvoting Common Stock shall not be entitled to vote on any matter submitted for approval by the Corporation's stockholders. If the Corporation shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of Voting Common Stock, the outstanding shares of Nonvoting Common Stock shall be proportionally subdivided or combined, and vice versa. No dividends shall be declared and paid on Voting Common Stock unless equivalent dividends are simultaneously paid on Nonvoting Common Stock, and vice versa; provided, however, that in the case of a dividend payable in shares of Voting Common Stock, the holders of Voting Common Stock shall receive additional shares of Voting Common Stock and the holders of Nonvoting Common Stock shall receive additional shares of Nonvoting Common Stock.

                  Nonvoting Common Stock shall be convertible into Voting Common Stock on a share-for-share basis at the option of the holder thereof; provided, however, that no holder of Nonvoting Common Stock shall be entitled to convert any such shares into Voting Common Stock to the extent that, as a result of such conversion, such holder and its Affiliates would directly or indirectly own, control or have voting power with respect to a greater number of shares of stock or other securities of the Corporation than such holder and its Affiliates would be permitted to own, control or have voting power with respect thereto under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such holder or its Affiliates, including without limitation the Bank Holding Company Act of 1956, as amended, and the regulations thereunder (the "BHCA").

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The Corporation shall not be required to record the conversion of, and no holder shall be entitled to convert, shares of Nonvoting Common Stock into Voting
Common Stock unless such conversion is permitted under applicable law; provided, however, that the Corporation shall be entitled to rely without independent verification upon the representation of any holder that such conversion is permitted under applicable law, and in no event shall the Corporation be liable to such holder or any third party arising from any such conversion whether or not permitted by applicable law. For the purposes of this Section 4.2.1., "Affiliates" shall mean, with respect to any person, any other person Controlling, Controlled by or under common Control with such person. "Control"
                                                                      -------
(including the terms "Controlled by" and "under common Control with") shall
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mean, as used with respect to any person, possession, directly or indirectly or as a trustee or executor, of power to direct or cause the direction of management or policies of such person (whether through ownership of voting securities, as trustee or executor, by agreement or otherwise). "Person" shall mean an individual, partnership, corporation, firm, association, joint stock company, trust, joint venture, unincorporated organization, or governmental, quasi-governmental or regulatory authority (or any department, agency or political subdivision thereof), or any other legally recognized entity.

                  Each holder of Nonvoting Common Stock who desires to convert the same into shares of Voting Common Stock pursuant to this Section 4.2.1 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Nonvoting Common Stock, and shall give to the Corporation at such office (1) written notice that such holder elects to convert the same and (2) a written representation certifying that such conversion is permitted under applicable law. Such notice shall state the number of shares of Nonvoting Common Stock being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Voting Common Stock to which such holder is entitled. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificate representing the shares of Nonvoting Common Stock to be converted, and the person entitled to receive the shares of Voting Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Voting Common Stock on such date.

                  In addition, the Common Shares shall be subject to all of the rights, privileges, preferences and priorities of Preferred Stock as set forth in the certificate of designations filed to establish the respective series of Preferred Stock. Each share of Voting Common Stock shall have the same relative rights as, and be identical in all respects to, all other shares of Voting Common Stock.

                  4.2.2.   Dividends

                  Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the

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Common Shares as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Shares, then dividends may be paid on the Common Shares and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation (the "Board of Directors").

                  4.2.3.   Dissolution, Liquidation, Winding Up

                  In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Shares, and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Shares in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

                  4.2.4.   Voting Rights

                  Each holder of shares of Voting Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, share for share and without regard to class, together with the holders of all other classes of stock entitled to attend such meetings and to vote (except any class or series of stock having special voting rights), to cast one vote for each outstanding share of Voting Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders.

                  4.2.5. Reservation of Voting Common Stock Issuable Upon Conversion of Nonvoting Common Stock

                  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Voting Common Stock, solely for the purpose of effecting the conversion of the shares of Nonvoting Common Stock, such number of its shares of Voting Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Nonvoting Common Stock. If at any time the number of authorized but unissued shares of Voting Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of Nonvoting Common Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Voting Common Stock to such number of shares as shall be sufficient for such purpose.

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                  4.3.     Preferred Stock

                  The Board of Directors is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Amended and Restated Certificate of Incorporation, to provide, by resolution or resolutions from time to time and by filing a certificate of designations pursuant to the Delaware General Corporation Law, for the issuance of the shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, to fix the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and to fix the qualifications, limitations or restrictions thereof.

Article 5.        BOARD OF DIRECTORS

                  5.1.     Number; Election

                  The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the bylaws of the Corporation.

                  Subject to the rights of holders of any series of Preferred Stock to elect additional directors under specified circumstances, following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Voting Common Stock to the public (the "Initial Public Offering"), the directors shall be divided into three classes, as nearly equal in number as possible, designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

                  Notwithstanding the foregoing provisions of this Article 5, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the terms of any incumbent director.

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                  With respect to newly created directorships resulting from an increase in the number of directors, the Board of Directors shall determine and designate to which class of directorships each director belongs. Unless and except to the extent that the bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot.


                  5.2.     Management of Business and Affairs of the Corporation

                  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Except as otherwise provided in this Amended and Restated Certificate of Incorporation, each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board of Directors.

                  5.3.     Vacancies; Resignation; Removal

                  Vacancies and newly created directorships resulting from any increase in the number of directors constituting the whole Board of Directors may be filled only by the affirmative vote of a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of this Amended and Restated Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by the affirmative vote of a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Each director so chosen shall hold office until the next election of directors of the class to which such director was appointed, and until such director's successor is elected and qualified, or until the director's earlier death, resignation or removal. A director may resign at any time upon written notice to the Corporation, and the resignation shall take effect at the time it specifies, without any need for acceptance by the Board of Directors. In the event that one or more directors resigns from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, with the vote thereon to take effect when such resignation or resignations becomes effective. Subject to the rights of any holder of Preferred Stock, directors may be removed without cause only upon the affirmative vote of at least two-thirds of the holders of all the then-outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

                  5.4.     Limitation of Liability

                  No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director,

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provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Section 5.4 shall be prospective only and shall not adversely affect any right or protection of, or any limitation of the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

Article 6.        COMPROMISE OR ARRANGEMENTS

                  Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

Article 7.        SECTION 203 OF DELAWARE GENERAL CORPORATION LAW

                  The Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.

Article 8.        AMENDMENT OF BYLAWS

                  In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors of the Corporation by majority vote is expressly authorized and empowered to adopt, amend and repeal the bylaws of the Corporation.

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Article 9.        RESERVATION OF RIGHT TO AMEND CERTIFICATE OF INCORPORATION

                  The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article 8.

                  The approval of the holders of at least two-thirds of the shares entitled to vote thereon and the approval of a majority of the entire Board of Directors shall be required to amend, alter or repeal, or adopt any provisions inconsistent with sections of this Amended and Restated Certificate of Incorporation relating to the election, classification and removal of members of the Board of Directors and the vote requirement for such amendment.

                                   * * * * *

                  4. This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of Delaware and was duly adopted by vote of the stockholders of the Corporation in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of Delaware.

                  IN WITNESS WHEREOF, the undersigned hereby certifies that the facts hereinabove stated are truly set forth, and accordingly executes this Amended and Restated Certificate of Incorporation this ____ day of ________________, 2000.





                         VIA NET.WORKS, INC.



                         By:
                            --------------------------------------
                             Name:   Matt S. Nydell
                             Title:  Vice President, General Counsel
                                     and Secretary

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